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                                                Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-102436

                              PROSPECTUS SUPPLEMENT

                      To Prospectus dated January 17, 2003
                             and supplemented by the
                          Prospectus Supplements, dated
     January 29, 2003, January 30, 2003, February 4, 2003, February 5, 2003, February 6, 2003, February 14, 2003, February 19, 2003, February 21, 2003,
                    February 24, 2003 and February 26, 2003.

                                       of

                                  FINDWHAT.COM

         Cleveland Overseas Limited ("Cleveland Overseas") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

-  5,000 shares on February 26, 2003 at an average price of $8.07 per share; and
-  1,988 shares on February 27, 2003 at an average price of $8.06 per share.

This sale was effected by Bernard Herold & Co., Inc., as agent, at a total commission of $349.40. Immediately following these sales, Cleveland Overseas beneficially owned 31,452 shares of our common stock.

         On February 27, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $8.15.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus Supplement is February 28, 2003.